EXHIBIT 99.1

BLUE EARTH APPOINTS MICHAEL W. ALLMAN AND JAMES A. KELLY TO THE BOARD OF DIRECTORS

Henderson, Nevada, October 17, 2013--Blue Earth, Inc. (OTCQB: BBLU) is pleased to announce that Michael W. Allman and James A. Kelly have been elected to the Board of Directors. They will join the Board on the earlier of BBLU being listed on an exhange, NYSE MKT or NASDAQ, or January 1, 2014. Both Mr. Allman and Mr. Kelly have exceptional experience in power generation with large electric utilities, distributed generation issues, project finance, accounting and auditing, and emerging technologies such as batteries, wireless and other components of a smarter grid. Their experiences in energy services are expected to be of great benefit as BBLU becomes a significant owner of distributed generation power plants and for our energy efficiency business and the roll out of our new battery and energy management control technologies. Compensation will be 100,000 shares of BBLU common stock for a two-year term. Additional directors are expected to be appointed prior to an exchange listing.

Mr. Allman served as an employee of Sempra Energy until his retirement in June 2012. He has served as a VP of business development, President of Sempra Communications, VP of Internal Audit, CFO of Sempra Global, President/CEO of Sempra Generation and Chairman, President and CEO of SoCalGas. At Sempra Energy, Mr. Allman has served as chief strategy officer and was involved in wind generation, solar power, natural gas power plants, pipelines, energy trading, project finance, energy efficiency rebates, batteries and other energy technologies.  He is actively involved in boards and as an advisor for companies involved in renewable energy, smart energy infrastructure, solar financing and in finance and accounting roles. Mr. Allman will serve as Chair of the Audit committee and a member of the Nominating and Corporate Governance and Compensation committees. Mr. Allman holds a BS in Chemical Engineering from Michigan State University and an MBA from the University of Chicago Booth School of Business. He is a Certified Management Accountant and a Certified Internal Auditor.

Mr. Kelly served Edison International (EIX) for almost 38 years.  EIX is the parent company of Southern California Edison, a regulated electric utility, and Edison Mission Group, an independent power company.  During that time, he served as President of Edison ESI, VP of Regulatory Compliance and Environmental Affairs, VP of Engineering & Technical Services and most recently as SVP of Transmission & Distribution, leading an organization of 8,000 employees, with an annual operating budget of over $2.5 billion. Since retiring in 2011, Mr. Kelly serves in a number of board and advisory positions for companies involved in energy storage, wireless systems and engineering. He is also co-founder of Muni-Fed Streetlight Solutions, and a partner in Sandidge Consulting, advising local cities and agencies on energy issues. Mr. Kelly is a senior advisor and consultant for selected governmental and private clients, including the Port of Long Beach and the Los Angeles County Metropolitan Transportation Authority. Mr. Kelly has agreed to Chair the Nominating and Corporate Governance committee and the Compensation committee. He will serve as a member of the Audit committee. Mr. Kelly has a Master’s degree from Cal State Polytechnic University and a B.S degree from Cal State Long Beach.

Mr. Kelly said, “Blue Earth is integrating multiple green energy technologies that will enable customers to deploy end-to-end solutions to reduce cost and improve environmental stewardship. I’m excited to be part of our journey toward a sustainable planet.”

“We are delighted with the additions of Michael and James to our board,” said Laird Q. Cagan, Chairman of Blue Earth, Inc. “Both are extremely accomplished individuals who have created shareholder value and demonstrated excellent operational and leadership skills. Their extensive experience and expertise in the power industry make them great additions for advancing the Company’s long term growth objectives.”

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis, Vice President

Michael Bayes, President

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.